EXHIBIT 25

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM T-1

                         STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __



               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
           (Exact name of trustee as specified in its charter)

  A National Banking Association                          31-0838515
                                                       (I.R.S. employer
                                                    identification number)

 100 East Broad Street, Columbus, Ohio                    43271-0181
(Address of principal executive offices)                  (Zip Code)

              Bank One Trust Company, National Association
                         100 East Broad Street
                       Columbus, Ohio 43271-0181
           Attn:  Steven M. Wagner, Director, (312) 407-1819
       (Name, address and telephone number of agent for service)



        National Rural Utilities Cooperative Finance Corporation
          (Exact name of obligor as specified in its charter)



        District of Columbia                          52-089-1669
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)               identification number)


2201 Cooperative Way
Herndon, Virginia                                            20171-3025
(Address of principal executive offices)                     (Zip Code)

           Variable Denomination Floating Rate Demand Notes
                  (Title of Indenture Securities)

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Item 1.  General Information.  Furnish the following
         information as to the trustee:

(a)      Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

(b)      Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits.   List below all exhibits filed as a
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not Applicable.

         6.   The consent of the trustee required by
              Section 321(b) of the Act.
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         7.   A copy of the latest report of condition of the
              trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.   Not Applicable.

         9.   Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 11th day of May, 2000.


                Bank One Trust Company, National Association,
                Trustee

                By     /s/ Steven M. Wagner
                       Steven M. Wagner
                       Director


*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration
No. 333-32124).

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                                  EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED
                      BY SECTION 321(b) OF THE ACT


                                                              May 11, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between National Rural Cooperative Finance Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                     Very truly yours,

               Bank One Trust Company, National Association,

               By   /s/ Steven M. Wagner
                    Steven M. Wagner
                    Director

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                                  EXHIBIT 7

Legal Title of Bank:  Bank One Trust Company, N.A.    Call Date:  03/31/00    State #:  391581      FFIEC 032
Address:              100 Broad Street                Vendor ID:  D           Cert #:   21377       Page RC-1
City, State  Zip:     Columbus, OH 43271              Transit #:  04400003
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                          Dollar Amounts in thousands  C300
                                              RCON    BIL MIL THOU


ASSETS
 1.  Cash and balances due from depository
     institutions (from Schedule RC-A):         RCON
     a. Noninterest-bearing balances and
        currency and coin(1)                    0081      48,450     1.a
     b. Interest-bearing balances(2)            0071      17,750     1.b
 2.  Securities
     a. Held-to-maturity securities(from
        Schedule RC-B, column A)                1754           0     2.a
     b. Available-for-sale securities
        (from Schedule RC-B, column D)          1773       5,714     2.b
 3.  Federal funds sold and securities
     purchased under agreements to resell       1350     396,644     3.
 4.  Loans and lease financing receivables:     RCON
     a. Loans and leases, net of unearned
        income (from Schedule RC-C)             2122      87,817     4.a
     b. LESS: Allowance for loan and
              lease losses                      3123          10     4.b
     c. LESS: Allocated transfer
              risk reserve                      3128           0     4.c
     d. Loans and leases, net of unearned       RCON
        income, allowance, and reserve
        (item 4.a minus 4.b and 4.c)            2125      87,807     4.d
 5.  Trading assets (from Schedule RD-D)        3545           0     5.
 6.  Premises and fixed assets
     (including capitalized leases)             2145      25,200     6.
 7.  Other real estate owned (from
     Schedule RC-M)                             2150           0     7.
 8.  Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M)             2130           0     8.
 9.  Customers' liability to this bank on
     acceptances outstanding                    2155           0     9.
10.  Intangible assets (from Schedule RC-M)     2143      26,345    10.
11.  Other assets (from Schedule RC-F)          2160     176,297    11.
12.  Total assets (sum of items 1 through 11)   2170     784,207    12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

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
Legal Title of Bank:  Bank One Trust Company, N.A.    Call Date:  03/31/00    State #:  391581      FFIEC 032
Address:              100 Broad Street                Vendor ID:  D           Cert #:   21377       Page RC-1
City, State  Zip:     Columbus, OH 43271              Transit #:  04400003
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Schedule RC-Continued
                                                            Dollar Amounts in
                                                                 Thousands

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of
        columns A and C
        from Schedule RC-E, part 1)            2200      567,764     13.a
        (1) Noninterest-bearing(1)             6631      506,455     13.a1
        (2)  Interest-bearing                  6636       61,309     13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, andIBFs (from Schedule RC-E, part II)
        (1) Noninterest bearing
        (2) Interest-bearing

14.  Federal funds purchased and securities
     sold under agreements to repurchase:      RCFD 2800       0     14

15.  a. Demand notes issued to
        the U.S. Treasury                      RCON 2840       0     15.a
     b. Trading Liabilities(from Schedule
        RC-D)..................................RCFD 3548       0     15.b

16.  Other borrowed money:                     RCON
     a. With original maturity of one year
        or less                                2332            0     16.a
     b. With original  maturity of more
        than one year                          A547            0     16.b

     c. With original maturity of more than
        three years ..............             A548            0     16.c
17.  Not applicable

18.  Bank's liability on acceptance
     executed and outstanding                  2920            0     18.

19.  Subordinated notes and debentures         3200            0     19.

20.  Other liabilities (from Schedule RC-G)    2930       83,885     20.

21.  Total liabilities (sum of items 13
     through 20)                               2948      651,649     21.

22.   Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and
     related surplus                           3838            0     23.
24.  Common stock                              3230          800     24.

25.  Surplus (exclude all surplus related
     to preferred stock)                       3839       45,157     25.

26.  a. Undivided profits and capital
        reserves                               3632       86,585     26.a
     b. Net unrealized holding gains (losses)
        on available-for-sale securities       8434           16     26.b
     c. Accumulated net gains (losses) on cash
        flow hedges                            4336            0     26.C

27.  Cumulative foreign currency translation
     adjustments

28.  Total equity capital (sum of items 23
     through 27)                               3210      132,558     28.

29.  Total liabilities, limited-life preferred
     stock, and equity capital (sum of items
     21, 22, and 28)                           3300      784,207     29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the
    number of the statement below that best
    describes the most comprehensive level of
    auditing work performed for the bank by
    independent external Number auditors as
    of any date during 1996                    RCFD 6724     N/A       M.1.

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1 =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank authority)

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Director's examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =   Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.




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